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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CAMDEN PROPERTY TRUST

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

CAMDEN PROPERTY TRUST
ANNOUNCES PRO RATA FIRST QUARTER 2005 DIVIDEND

Houston, TEXAS (February 10, 2005) — The Board of Trust Managers of Camden Property Trust (NYSE:CPT) has declared, subject to the closing of the previously announced merger of Summit Properties Inc. with and into Camden Summit, Inc., a wholly owned subsidiary of Camden, a dividend to holders of record as of the close of business on the last full business day immediately preceding the day on which the merger becomes effective equal to the pro rata portion of Camden’s regular quarterly dividend of $0.635 per share. The merger is expected to close on February 28, 2005. The amount of the closing dividend will be $0.41628 per share if the merger closes on February 28, 2005, increasing by $0.00706 for each full day after February 28, 2005, until the day on which the merger becomes effective. The dividend is payable on the fourth business day following the day on which the merger becomes effective.

In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Camden operates, management’s beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict.

Camden Property Trust is a real estate company engaged in the ownership, development, acquisition, management and disposition of multifamily apartment communities. Camden owns interests in and operates 143 properties containing 51,024 apartment homes in the Sunbelt and Midwestern markets from Florida to California. Upon completion of three properties under development, the Company’s portfolio will increase to 52,138 apartment homes in 146 properties.

For additional information, please contact Camden’s Investor Relations Department at 1-800-9Camden or 713/354-2787 or access our website at http://www.camdenliving.com.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of Summit with and into a wholly owned subsidiary of Camden, on January 25, 2005, Camden filed with the Securities and Exchange Commission a registration statement on Form S-4 that contains a joint proxy statement/prospectus and a registration statement on Form S-4 that contains a consent solicitation/prospectus. INVESTORS AND SECURITY HOLDERS OF CAMDEN AND SUMMIT ARE URGED TO READ THE MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CAMDEN, SUMMIT AND THE MERGER. The relevant materials, and any other documents filed by Camden or Summit with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Camden by directing a written request to Camden Property Trust, 3 Greenway Plaza, Suite 1300, Houston, TX 77046, Attention: Investor Relations, and free copies of the documents filed by with the SEC by Summit by directing a written request to Summit Properties Inc. 309 East Morehead Street, Suite 200, Charlotte, NC 28202, Attention: Investor Relations. Investors and security holders are urged to read the joint proxy statement/prospectus and the consent solicitation/prospectus and the other relevant materials before making any voting or investment decision with respect to the merger.

Camden, Summit and their respective executive officers, trust managers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Camden and Summit in connection with the merger. Information about those executive officers and trust managers of Camden and their ownership of Camden common shares is set forth in the proxy statement for Camden’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on March 30, 2004. Information about the executive officers and directors of Summit and their ownership of Summit common stock is set forth in the proxy statement for Summit’s 2004 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2004. Investors and security holders may obtain additional information regarding the direct and indirect interests of Camden, Summit and their respective executive officers, trust managers and directors in the merger by reading the joint proxy statement/prospectus and the consent solicitation/prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.